American High-Income Municipal Bond Fund 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KARL J. ZEILE, President and Principal Executive Officer, and DORI LASKIN, Treasurer and Principal Financial Officer of American High-Income Municipal Bond Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended January 31, 2013 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN HIGH-INCOME MUNICIPAL BOND FUND	AMERICAN HIGH-INCOME MUNICIPAL BOND FUND

/s/ Karl J. Zeile	/s/ Dori Laskin
Karl J. Zeile, President	Dori Laskin, Treasurer

Date: March 28, 2013	Date: March 28, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN HIGH-INCOME MUNICIPAL BOND FUND and will be retained by AMERICAN HIGH-INCOME MUNICIPAL BOND FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.